Exhibit 3.16

'Defaware PAGE 1 %e '.first State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A TEXAS CORPORATION UNDER THE NAME OF "ATLANTIC MARITIME SERVICES, INC. " TO A DELAWARE LIMITED LIABILITY COMPANY I CHANGING ITS NAME FROM "ATLANTIC MARITIME SERVICES, INC. " TO "ATLANTIC MARITIME SERVICES LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2011, AT 8:09 O'CLOCK A.M. 5000265 8100V 110748375 You may verify this certifi=te online at corp.delaware. gov/authver.shtml Jeffrey W. Bullock, Secretary of State C TION: 8852103 DATE: 06-22-11

CERTIFICATE OF CONVERSION OF State of Delaware Secretary of State Division o:£ Corporations De.live.red 08:09 l!M 06/22/2011 FILED 08: 09 l!M 06/22/2011 SRV 110748375 - 5000265 FILE ATLANTIC MARITIME SERVICES, INC. Pursuant to Section 18-214 of the Delaware Limited Liability Company Act, the undersigned corporation, Atlantic Maritime Services, Inc. (the "Corporation"), executed the following Certificate of Conversion: FIRST: The jurisdiction where the Corporation was first formed is Texas. SECOND: The jurisdiction of organization of the Corporation immediately prior to filing this Certificate is Texas. THIRD: The date on which the Corporation was first fonned is March 19, 1970. FOURTH: The name of the Corporation immediately prior to filing this Certificate is Atlantic Maritime Services, Inc. FIFfB: The name of the limjted liability company as set forth in the Certificate of Fonnation is Atlantic Maritime Services LLC. SIXTH: The terms and conditions of the conversion are set forth in the Agreement and Plan of Conversion, which states, inter alia, that all liabilities and obligations of the converting entity continue to be liabilities and obbgations of the converted entity in the new organizatfonal form without impairment or diminution because of the conversion; and therefore, the conversion shall not be deemed to affect any obligations or liabilities of the converted entity incurred prior to its conversion. IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the Corporation, has executed. this Certificate on the 22nd day of June, 201 J. ATLANTIC MARITIME SERVICES, INC. By: William H. Wells Vice President and Treasurer

'Defaware PAGE 2 '11ie !First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF "ATLANTIC MARITIME SERVICES LLC" FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2011, AT 8:09 O'CLOCK A.M. 5000265 8100V 110748375 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock, Secretary of State C TION: 8852103 DATE: 06-22-11

CERTIFICATE OF FORMATION OF State of Delaware Secretary of State Division or Corporations De.livered 08:09 AM 06/22/2011 FILED 08:09 AM 06/22/2011 SRV 110748375 - 5000265 FILE ATLANTIC MARITIME SERVICES LLC FIRST: The name of the limited liability company is Atlantic Maritime Services LLC. SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, USA. The name of the registered agent of the corporation at such address is Corporation Service Company. THIRD: The purpose of the limited liability company is to engage in any lawful act or activity for which companies may be organized under the Delaware Limited Liability Company Act. IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the sole member of the Limited Liability Company has executed this Certificate of Formation on this 22nd day of June, 2011. ROW AN COMPANIES, INC. William H. Wells Senior Vice President, Chief Financial Officer and Treasurer